March 1, 2018


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:


We were previously principal
accountants for Renn Fund,
Inc.(Company) and under the date of
February 28, 2017, we reported on the
financial statements of the Company as
of December 31, 2016, and for the year
then ended.  On July 6, 2017, we were
dismissed.  We have read the statements
made by the Company, which we
understand will be filed with the
Commission pursuant to Item 77K of
Form NSAR dated March 1, 2018, and
we agree with such statements, except
that we are not in a position to agree or disagree with the Companys statement regarding the approval of the change and engagement of Tait, Weller & Baker
LLP by the board of trustees and the
audit committee and we are not in a
position to agree or disagree with the
Companys statement that Tait, Weller &
Baker LLP was not consulted regarding
the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Companys financial statements, or the subject of a disagreement or reportable events.


Very truly yours,



/s/ BKD LLP